EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-88542 and 333-125193 on Form S-3, Registration Statement No. 333-129088 on Form S-4, and Registration Statement Nos. 333-51316 (as amended by Post-Effective Amendment No. 1), 333-64076 (as amended by Post-Effective Amendment No. 1), 333-97871, 333-104855, 333-114682, and 333-122232 on Form S-8 of our reports, dated Nov. 8, 2005 relating to the consolidated financial statements of Monsanto Company and subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of: Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, in 2003; and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, in 2002) and management’s report on the effectiveness of internal control over financial reporting, appearing in this annual report on Form 10-K of Monsanto Company for the year ended Aug. 31, 2005.
/s/ DELOITTE & TOUCHE LLP
St. Louis, Missouri
Nov. 8, 2005